                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Berkshire Crossing Retail, LLC
Berkshire Crossing Shopping Center, LLC
Bradley Finance Corporation
Bradley Financing Partnership
Bradley Operating Limited Partnership
Bradley Spring Mall Limited Partnership
Bradley Spring Mall, Inc.
Colby Grove Retail, LLC
Grand Traverse Crossing Shopping Center, LLC
Grove Court Shopping Center, LLC
Heritage-Austen Acquisition, Inc.
Heritage Buckingham Place SPE MGR LLC
Heritage Buckingham Place SPE Limited Partnership
Heritage Clocktower SPE LLC
Heritage Clocktower SPE MGR Inc.
Heritage County Line Plaza SPE MGR LLC
Heritage County Line Plaza SPE LLC
Heritage East Richardson GP LLC
Heritage East Richardson Limited Partnership
Heritage Mishwaka LLC
Heritage Montgomery SPE LLC
Heritage Montgomery SPE MGR Inc.
Heritage Property Acquisition LLC
Heritage Property Investment Limited Partnership
Heritage Property Investment Trust, Inc.
Heritage Realty Management, Inc.
Heritage Realty Special L.P. Corp.
Heritage Southwest GP LLC
Heritage Southwest Limited Partnership
Heritage SPE Corp.
Heritage SPE Mgr LLC
Heritage SPE LLC
Heritage Spradlin SPE LLC
Heritage Spradlin SPE MGR Inc.
Heritage Trinity Commons SPE MGR LLC
Heritage Trinity Commons SPE Limited Partnership
Heritage Warminster SPE LLC
Heritage Warminster SPE MGR Inc.
Net Manager LLC
NH Heritage Limited Partnership
Pioneer Grand Traverse Company, LLC
Salmon Run Plaza, LLC
Williamson Square Associates Limited Partnership